Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Center Bancorp, Inc.’s Union Center National Bank 401(k) Profit Sharing Plan, of our report dated March 14, 2007, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Center Bancorp, Inc. appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
December 20, 2007